CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Franklin New York Tax-Free Trust on Form N-1A File No. 33-7785 of our report dated February 4, 1997, on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement.



                           /s/COOPERS & LYBRAND L.L.P.




San Francisco, California
April 28, 1997